Exhibit (h)(47)

MANAGEMENT FEE WAIVER UNDERTAKING

ALLIANCEBERNSTEIN L.P.

1345 Avenue of the Americas

New York, New York 10105

June 1, 2016

AB Funds Listed in Appendix A

1345 Avenue of the Americas

New York, New York 10105

Dear Sirs:

AllianceBernstein L.P. (the “Adviser” or “we”) provides investment advisory services for each of the AB Funds listed in Appendix A (each, a "Fund"), as may be amended from time to time. We also provide investment advisory services for AB Government Money Market Portfolio (the “Portfolio”), a series of AB Fixed-Income Shares, Inc., pursuant to a management agreement (“Management Agreement”).

We hereby undertake as follows:

1.       During the Waiver Period, as defined below, to the extent that a Fund invests in the Portfolio (except for investment of any cash collateral from securities lending), the Adviser will waive its management fee from the Fund (payable as a percentage of the Fund’s average net assets under our Management Agreement for that Fund) and/or reimburse other expenses of the Fund in an amount equal to the Fund’s pro rata share of the Portfolio’s effective management fee.1 This waiver will be calculated daily.

2.       For purposes of this Undertaking, the Waiver Period shall mean the period commencing on the date hereof (and as to any subsequent Fund added after the date hereof, the date such Fund is added to this Undertaking) and until a year from the next following effective date of the post-effective amendment to the registration statement of a Fund incorporating the Fund’s financial statements for the Fund’s fiscal year. The Waiver Period and the Undertaking given hereunder will automatically be extended for additional one-year periods unless we provide you with at least 60 days’ notice prior to the end of any Waiver Period of our determination to modify or to terminate this Undertaking at the end of its then current period.

1 The Portfolio’s effective management fee could be different from the stated advisory fee to the extent that the Adviser is waiving a portion of its fee to maintain a competitive yield.

3.       Nothing in this Undertaking shall be construed as preventing us from voluntarily limiting, waiving or reimbursing your expenses outside the contours of this Undertaking during any time period before or after the Waiver Period; nor shall anything herein be construed as requiring that we limit, waive or reimburse any of your expenses incurred after the Waiver Period or, except as expressly set forth herein, prior to the end of the Waiver Period.

4.       We understand that you will rely on this Undertaking in preparing and filing Registration Statements for the Funds on Form N-1A with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net asset value per share and for other purposes and expressly permit you to do so.

Very truly yours,

ALLIANCEBERNSTEIN L.P.

By:	/s/ Emilie D. Wrapp
Emilie D. Wrapp
Assistant Secretary

APPENDIX A

(amended as of May 1, 2019)

AB Bond Fund, Inc.

- AB Intermediate Bond Portfolio

- AB Bond Inflation Strategy

- AB All Market Real Return Portfolio

- AB Municipal Bond Inflation Strategy

- AB Limited Duration High Income Portfolio

- AB Tax-Aware Fixed Income Portfolio

- AB FlexFee High Yield Portfolio

- AB Income Fund

- AB FlexFee International Bond Portfolio

- Short Duration Income Portfolio

AB Cap Fund, Inc.

- AB Small Cap Growth Portfolio

- AB Emerging Markets Multi-Asset Portfolio

- AB Select US Equity Portfolio

- AB Select US Long/Short Portfolio

- AB Concentrated Growth Fund

- AB Global Core Equity Portfolio

- AB FlexFee Emerging Markets Growth Portfolio

- AB FlexFee Core Opportunities Portfolio

- AB FlexFee Large Cap Growth Portfolio

- AB FlexFee International Strategic Core Portfolio

- AB FlexFee US Thematic Portfolio

- AB Small Cap Value Portfolio

- AB Multi-Manager Select Retirement Allocation Fund

- AB Multi-Manager Select 2010 Fund

- AB Multi-Manager Select 2015 Fund

- AB Multi-Manager Select 2020 Fund

-AB Multi-Manager Select 2025 Fund

- AB Multi-Manager Select 2030 Fund

- AB Multi-Manager Select 2035 Fund

- AB Multi-Manager Select 2040 Fund

- AB Multi-Manager Select 2045 Fund

- AB Multi-Manager Select 2050 Fund

- AB Multi-Manager Select 2055 Fund

- AB All Market Income Portfolio

- AB All Market Alternative Return Portfolio

- AB Concentrated International Growth Portfolio

- AB International Strategic Core Portfolio

- AB Emerging Markets Core Portfolio

- AB All China Equity Portfolio

AB Core Opportunities Fund, Inc.

AB Corporate Shares

- AB Corporate Income Shares

- AB Municipal Income Shares

- AB Taxable Multi-Sector Income Shares

- AB Impact Municipal Income Shares

AB Discovery Growth Fund, Inc.

AB Equity Income Fund, Inc.

AB Global Bond Fund, Inc.

AB Global Real Estate Investment Fund, Inc.

AB Global Risk Allocation Fund, Inc.

AB High Income Fund, Inc.

AB Institutional Funds, Inc.

- AB Global Real Estate Investment Fund II

AB Large Cap Growth Fund, Inc.

AB Municipal Income Fund, Inc.

- AB California Portfolio

- AB High Income Municipal Portfolio

- AB National Portfolio

- AB New York Portfolio

AB Municipal Income Fund II

- AB Arizona Portfolio

- AB Massachusetts Portfolio

- AB Minnesota Portfolio

- AB New Jersey Portfolio

- AB Ohio Portfolio

- AB Pennsylvania Portfolio

- AB Virginia Portfolio

AB Multi-Manager Alternative Fund

AB Relative Value Fund, Inc.

AB Sustainable Global Thematic Fund, Inc.

AB Sustainable International Thematic Fund, Inc.

AB Trust

- AB International Value Fund

- AB Discovery Value Fund

- AB Value Fund

AB Unconstrained Bond Fund, Inc.

AB Variable Products Series Fund, Inc.

- AB Balanced Wealth Strategy Portfolio

- AB Dynamic Asset Allocation Portfolio

- AB Global Thematic Growth Portfolio

- AB Growth and Income Portfolio

- AB Intermediate Bond Portfolio

- AB International Growth Portfolio

- AB International Value Portfolio

- AB Large Cap Growth Portfolio

- AB Small Cap Growth Portfolio

- AB Small-Mid Cap Value Portfolio

- AB Global Risk Allocation – Moderate Portfolio

Sanford C. Bernstein Fund, Inc.

-  Short Duration Plus Portfolio

-  Intermediate Duration Portfolio

-  Short Duration Diversified Municipal Portfolio

-  New York Municipal Portfolio

-  California Municipal Portfolio

-  Diversified Municipal Portfolio

-  International Portfolio

-  Tax-Managed International Portfolio

-  Emerging Markets Portfolio

-  Overlay A Portfolio

-  Tax-Aware Overlay A Portfolio

-  Overlay B Portfolio

-  Tax-Aware Overlay B Portfolio

-  Tax-Aware Overlay C Portfolio

-  Tax-Aware Overlay N Portfolio

Sanford C. Bernstein Fund II, Inc.

- Bernstein Intermediate Duration Institutional Portfolio

Bernstein Fund, Inc.

- International Strategic Equities Portfolio

- International Small Cap Portfolio

- Small Cap Core Portfolio

The AB Portfolios

- AB Growth Fund

- AB All Market Total Return Portfolio

- AB Wealth Appreciation Strategy

- AB Conservative Wealth Strategy

- AB Tax-Managed All Market Income Portfolio

- AB Tax-Managed Wealth Appreciation Strategy